UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2006

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-24566-01	36-4460265
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

800 West Madison Street, Chicago, Illinois 60607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 422-6562

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 31, 2006, the following individuals retired as directors of MB Financial, Inc. (the “Company”) pursuant to the Company’s mandatory director retirement policy: E.M. Bakwin (Chairman of the Board), Alfred Feiger, Lawrence E. Gilford, Richard I. Gilford, David L. Husman and Kenneth A. Skopec. As a result of the retirement of these directors, the Board reduced the total number of directors from 17 to 11. Messrs. Feiger, L. Gilford, R. Gilford and Skopec are expected to continue to serve as directors of the Company’s lead bank subsidiary, MB Financial Bank, N.A. As a result of the retirement of Mr. Bakwin, Company Director Thomas H. Harvey was appointed as Chairman of the Board. The press release issued by the Company announcing the appointment of Mr. Harvey as Chairman and the retirement of the directors named above is attached as Exhibit 99 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99	Press Release dated January 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.
Date: January 5, 2007	By: /s/ Mitchell Feiger Mitchell Feiger President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.  Description

99   Press Release